AFFILIATED UNDERWRITINGS (RULE 10F-3) FORM

1.	Security Purchased:     WLP 3.3%  01/15/2023

2.	Cusip Number:  94973VBA4

3.	Date of Purchase:   09/05/2012

4.	Broker Name:         Citigroup
(Cannot purchase directly from PNC
Affiliated Underwriter)

5.	The purchase of the security is determined by a person
who has portfolio management
responsibility for PNC Bank to be a sound acquisition for PNC Bank on the basis of PNC Bank's investment guidelines, which may include the following (i) investment objectives: (ii) tax-exempt targets; (iii) maturity targets; (iv) duration / convexity; (v) diversification; (vi)spread; and any other considerations pertinent to the account:

Yes            X         No                (only for
separately managed accounts subadvised by PNC
Capital)

6.	Issuer:  Wellpoint Inc

7.	Name of Affiliated Underwriter (as defined in PNC Funds',
PNC Advantage's, and PNC Capital's procedures) managing or participating in syndicate (attach list of all members of syndicate):
PNC Capital Markets LLC

8.	  Aggregate principal amount
  of purchase:     $3,000,000

9.	Aggregate principal amount
  of offering:     $1,000,000,000

10.	Purchase price (net of fees and expenses):   99.663

11.	Date offering commenced:   September 5, 2012

12.	Offering price at end of first day on which any sales
were made:   99.568

13.	Commission, spread or profit:

14.	Have the following conditions been satisfied:   Yes   or   No

 a. Does the account's governing
document(s) allow for this    security to
be purchased?
YES

b. The securities are a part of an issue registered under the Securities Act of 1933, as amended, which is being offered to the public, or are Eligible Municipal
Securities or are securities sold in an
Eligible Foreign Offering, or are
securities sold in an Eligible Rule 144A
Offering.
YES

c. The securities were purchased prior to the end of the first full day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by law to be granted to existing security holders of the issuer) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.
YES

d. The underwriting was a firm commitment underwriting?
YES

e. The commission, spread or profit was
reasonable and fair in relation to that
being received by others for underwriting similar securities during the same period?
YES

f. In respect of any securities other
than Eligible Municipal Securities, the
issuer of such securities has been in
continuous operation for not less than
three years (including the operations of predecessors).
YES

g. The amount of such securities
purchased by the account(s)  and any
other investment companies advised by PNC
Capital Advisors, LLC did not exceed (i) if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the securities being offered, or (ii) if purchased in an Eligible Rule 144A Offering, 25% of the total of (A) the principal amount of the class of securities being offered that were sold by underwriters or members of the selling syndicate to qualified institutional buyers (as defined in Rule
144A(a)(1) under the Securities Act of
1933, as amended), plus (B) the principal amount of the class of securities being offered in any concurrent offering.
YES

h. No Affiliated Underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the purchase?
YES

      Portfolio Manager(s) (Name):        Tim Compan

               Signature(s):
     Date:     9/5/2012

      Board of Trustees Review Date (PNC Funds & PNC Advantage
Funds):

Account Information (please list accounts below or attach a worksheet with the following information included):

Account   Qty/Par    Exec Par
carm0009   500,000   99.663
cn000240   20,000   99.663
cn000392   10,000   99.663
cn000440   20,000   99.663
cn001025   60,000   99.663
cn001083   15,000   99.663
cp000663   95,000   99.663
cp000664   40,000   99.663
cp000984   5,000   99.663
cp000985   10,000   99.663
cp001040   100,000  99.663
cp001041   10,000   99.663
cp001110   10,000   99.663
cp001245   20,000   99.663
cp001246   5,000   99.663
cp001247   5,000   99.663
cp001254   50,000   99.663
cp001388   35,000   99.663
cp001389   5,000   99.663
cp001390   5,000   99.663
cp001393   10,000   99.663
cp001394   30,000   99.663
cp001396   5,000   99.663
cp001406   15,000  99.663
cp001407   25,000   99.663
cp002190   35,000   99.663
cp002205   5,000   99.663
cp002520   10,000   99.663
cp003568   40,000   99.663
cp003569   15,000   99.663
cp003570   15,000   99.663
cp004150   90,000   99.663
cp004172   15,000   99.663
cp004340   15,000   99.663
cp004740   15,000   99.663
cp004791   20,000   99.663
cp005328   30,000   99.663
cp005862   55,000   99.663
cp006887   25,000   99.663
cp007445   215,000   99.663
cpx01401   5,000   99.663
cpx01402   85,000   99.663
cpx01403   5,000   99.663
cpx04086   30,000   99.663
cpx04310   15,000   99.663
cpx04396   25,000   99.663
cx000002   25,000   99.663
cx000015   70,000   99.663
cx000030   20,000   99.663
cx000038   60,000   99.663
cx000043   900,000  99.663
cx000154   20,000   99.663
cx000339   25,000   99.663
in003225   10,000   99.663